                                                                   Exhibit 10(b)

                               Fifth Amendment to
                            the 1994 Restatement of
                                Aon Pension Plan
                                ----------------


     Whereas, the Aon Pension Plan (the "Plan") is currently set out in the 1994 Restatement of Aon Pension Plan, which was generally effective as of January 1, 1994 (the "Restatement").

     Whereas, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the Board's authority to do so under Section 9.02 of the Plan and pursuant to the terms of the contemplated sale of the common stock of Ryan Dealer Group, Inc., and other assets to Resource Financial Corporation.

     Now, therefore, the Plan, as set out in the Restatement is amended as follows, effective as of January 1, 1996 or as otherwise specified:

     Section 5.03 A new subsection (e) shall be added to Section 5.03 to read as follows:

          (e) Participants who are listed on Schedule 6(a) ("RDG Participants") of the Asset Purchase Agreement between Aon Corporation and Resource Financial Corporation (attached as Exhibit A), shall be 100% vested on the date of the sale and purchase of the common stock of Ryan Dealer Group, Inc.

     IN WITNESS WHEREOF, Aon Corporation hereby adopts this Fifth
     Amendment to the 1994 Restatement of Aon Pension Plan, effective as set forth above, as of this 1st day of August, 1996.


                                            Aon CORPORATION

                                            By: /s/ Daniel T. Cox
                                               ---------------------------
                                               Daniel T. Cox
                                               Executive Vice President


                                      23